                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $.01 per share, of PBOC Holdings, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

         This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of June 12, 1998.



                                         VALUE PARTNERS, LTD.

                                         By:  EWING & PARTNERS
                                              as General Partner


                                              By: /s/ TIMOTHY G. EWING
                                                 ----------------------------
                                                 Timothy G. Ewing
                                                 as Managing Partner

                                         EWING & PARTNERS

                                         By: /s/ TIMOTHY G. EWING
                                            ---------------------------------
                                             Timothy G. Ewing
                                             as Managing Partner


                                         /s/ TIMOTHY G. EWING
                                         ------------------------------------
                                         Timothy G. Ewing